UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Vitamin Blue, Inc.
(Exact name of registrant as specified in its charter)

Delaware	33-0858127
(State or incorporation or organization)	(I.R.S. Employer Identification Number)

1005 West 18th Street, Costa Mesa, CA 92627
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates:  333-176507
(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.0001 par value
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Our authorized capital stock consists of 900,000,000 shares of common stock, par value $.0001 per share, of which 546,525,000 shares are issued and outstanding and 100,000,000 shares of preferred stock, par value $.0001 per share, of which no shares are issued and outstanding. Our common stock is not traded on any market or recognized exchange.

Holders of our common stock have the right to cast one vote for each share of stock in their name on the books of our company, whether represented in person or by proxy, on all matters submitted to a vote of holders of common stock, including election of directors. There is no right to cumulative voting in election of directors. Except where a greater requirement is provided by statute, by our articles of incorporation or bylaws, the presence, in person or by proxy duly authorized, of one or more holders of a majority of the outstanding shares of our common stock constitutes a quorum for the transaction of business. The vote by the holders of a majority of outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger, or amendment of our articles of incorporation.

Item 2.	Exhibits.

The following exhibits have been included in the Form S-1 Registration Statement previously filed with the Securities and Exchange Commission  and are hereby incorporated by reference as indicated below.

(a)	Exhibits

Exhibit	Description
3.1	Amended and Restated Certificate of Incorporation filed as Exhibit 3.1 to Form 8-A12G filed with the Commission on December 27, 2010.

3.2	Bylaws filed as Exhibit 3.2 to Form 8-A12G filed with the Commission on December 27, 2010.

4.1	Vitamin Blue 2010 Stock Incentive Plan filed as Exhibit 4.1 to Form 8-A12G filed with the Commission on December 27, 2010.

5.1	Opinion of Leonard E. Neilson, Attorney at Law filed as Exhibit 5.1 to Form S-1 on July 31, 2012.

10.1	Amended and Restated Convertible Promissory Note dated October 21, 2011 payable to James Yeung filed as Exhibit 10.1 to Amendment No. 10.1 to Form S-1 on May 8, 2012.

10.2	Amended and Restated Convertible Promissory Note dated October 21, 2011 payable to Carlthon Corp. filed as Exhibit 10.2 to Amendment No. 2 to Form S-1 on May 8, 2012.

10.3	Amended and Restated Convertible Promissory Note dated October 21, 2011 payable to Casprey Capital Corp. filed as Exhibit 10.3 to Amendment No. 2 to Form S-1 on May 8, 2012.

10.4	Promissory Note dated February 16, 2005 payable to Chester Massey for the principal sum of $60,000 filed as Exhibit 10.1 to the Form 10-K for the fiscal year ended 2009.

10.5	Promissory Note dated February 16, 2007 payable to Chester Massey for the principal sum of $50,000 filed as Exhibit 10.2 to the Form 10-K for the fiscal year ended 2009.

10.6	Lock-up Agreement between James M. Yeung and Vitamin Blue, Inc. filed as Exhibit 10.6 to Amendment No. 2 to Form S-1 on May 8, 2012.

10.7
Amended & Restated Convertible Promissory Note dated October 21, 2011 payable to James Yeung [Updated] filed herein (amends Exhibit 10.1). Filed as Exhibit 10.7 to Amendment No. 3 to Form S-1 on June 22, 2012.

10.8
Amended & Restated Convertible Promissory Note dated October 21, 2011 payable to Casprey Capital Corp. [Updated] filed herein (amends Exhibit 10.3). Filed as Exhibit 10.8 to Amendment No. 3 to Form S-1 on June 22, 2012.

14	Code of Ethics filed as Exhibit 14 to Form 10-K for the fiscal year ended December 31, 2009.

23.1	Consent of HJ Associates & Consultants, LLP, Independent Public Accountants filed as Exhibit 23.1 to Form S-1 on July 31, 2012.

23.2	Consent of Leonard E. Neilson, Attorney at Law (Incorporated by reference in Exhibit 5.1).

101.INS	XBRL Instance filed as Exhibit 101.INS to Form S-1 on July 31, 2012.

101.SCH	XBRL Schema filed as Exhibit 101.SCH to Form S-1 on July 31, 2012.

101.CAL	XBRL Calculation filed as Exhibit 101.CAL to Form S-1 on July 31, 2012.

101.DEF	XBRL Definition filed as Exhibit 101.DEF to Form S-1 on July 31, 2012.

101.LAB	XBRL Label filed as Exhibit 101.LAB to Form S-1 on July 31, 2012.

101.PRE	XBRL Presentation filed as Exhibit 101.PRE to Form S-1 on July 31, 2012.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Vitamin Blue, Inc.

Date: September 11, 2012	By: /S/ Frank D. Ornelas
Frank D. Ornelas
President and Chief Executive Officer